REVISED 12/1/07




                                                  Exhibit (n)(v) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K






                             CLASS K SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN



1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement for the Class K Shares will consist of:

(i) Excepting Federated Kaufmann Fund, sales by financial intermediaries to retirement plans, with shareholder services provided by the retirement plan recordkeepers; and

(ii) with respect to the Federated Kaufmann Fund, (a) sales by financial intermediaries to retirement plans; (b) the issuance of Class K Shares as provided in the Plan of Reorganization between the Federated-Kaufmann Fund and the Kaufmann Fund; (c) additional investments by former Kaufmann Fund shareholders and related persons; and (d) shareholder services provided by financial intermediaries..

Financial intermediaries and the principal underwriter may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan, in addition, financial intermediaries may receive shareholder service fees for services provided. In connection with this basic arrangement, Class K Shares will bear the following fees and expenses:

FEES AND EXPENSES            MAXIMUM AMOUNT ALLOCATED CLASS K SHARES

SALES LOAD                   None

CONTINGENT DEFERRED SALES
CHARGE ("CDSC")              None

REDEMPTION FEE               As set forth in the attached Schedule.

SHAREHOLDER SERVICE FEE      As set forth in the attached Schedule

12B-1 FEE                    As set forth in the attached Schedule

OTHER EXPENSES               Itemized expenses incurred by the Fund with respect
                             to holders of Class K Shares as described in
                             Section 3 of the Multiple Class Plan



2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class K Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS:     None

EXCHANGE PRIVILEGE:    With respect to the Kaufmann Fund, Class K Shares may be
                       exchanged for Class A Shares or Class K Shares of any other Fund. With respect to the other funds, Class K
                       Shares may be exchanged for Class K Shares, including the Kaufmann Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, after the payment of any redemption fees to the Fund. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.







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                                                                 REVISED 12/1/07




3. REDEMPTION FEE

For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class K Shares will be applied to fees incurred or amounts expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

A Fund shall waive any redemption fee with respect to Class K Shares redeemed or exchange by employer-sponsored retirement plans.

                                                                 REVISED 12/1/07




                               SCHEDULE OF FUNDS

                            OFFERING CLASS K SHARES



The Funds set forth on this Schedule each offer Class K Shares on the terms set forth in the Class K Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.



MULTIPLE CLASS COMPANY                          12B-1      SHAREHOLDER       REDEMPTION FEE
Series                                           FEE      SERVICES FEE
FEDERATED AMERICAN LEADERS FUND, INC.           0.50%         None           None

FEDERATED EQUITY FUNDS:
Federated Capital Appreciation Fund             0.50%         None           None
Federated InterContinental Fund                 0.50%         None           2% on shares redeemed or
                                                                             exchanged within 30 days of purchase
Federated Kaufmann Fund                         0.50%         0.25%          0.20%
Federated Kaufmann Large Cap Fund               0.50%         None           None
Federated Kaufmann Small Cap Fund               0.50%         None           None
Federated Mid-Cap Growth Strategies Fund        0.50%         None           None

FEDERATED INDEX TRUST:
Federated Max-Cap Index Fund                    0.50%         None           None

FEDERATED MANAGED ALLOCATION PORTFOLIOS:
Federated Target ETF Fund 2015                  0.50%         None           None
Federated Target ETF Fund 2025                  0.50%         None           None
Federated Target ETF Fund 2035                  0.50%         None           None

FEDERATED MDT SERIES:
Federated MDT All Cap Core Fund                 0.50%         None           None
Federated MDT Balanced Fund                     0.50%         None           None
FEDERATED MDT LARGE CAP VALUE FUND              0.50%         NONE           NONE

FEDERATED STOCK AND BOND FUND, INC.             0.50%         None           None

FEDERATED TOTAL RETURN SERIES, INC.:
Federated Total Return Bond Fund                0.50%         None           None

FEDERATED U.S. GOVERNMENT SECURITIES FUND: 2-5  0.50%         None           None
YEARS

MONEY MARKET OBLIGATIONS TRUST:
Automated Cash Management Trust                 0.50%         None           None